Exhibit 10.69

January 23, 2007

Via UPS Overnight Delivery

Attn: Ms. Sara Lefcourt, Global Procurement Manager

Infineum USA L.P.

1900 East Linden Avenue

Linden, NJ 07036

Re:	Amended and Restated Facilities Sharing and Operating Agreement dated as of July 1, 1999 (the “FSO”) by and among Infineum USA L.P. (“Infineum”), Shell Oil Company (“SOC”) and Kraton Polymers U.S. LLC, formerly Shell Elastomers LLC (“Kraton”)

Dear Ms. Lefcourt:

Reference is hereby made to the FSO. This agreement, when countersigned by Infineum, shall constitute Amendment No. 1 to the FSO. The parties acknowledge that by virtue of Section 1.1 of the FSO, SOC assigned all of its rights under the FSO to Kraton, and that SOC no longer has an interest in the FSO such that SOC need be a party to this Amendment No. 1. Capitalized terms used and otherwise not defined herein have the meanings given to such terms in the FSO.

By way of background, Sections 3.1.5 (j), (k) and (1) of the FSO allow Kraton, as Operator of the Facilities, to arrange for the packaging and on-site storage of Infineum Product, and the transportation of Infineum Product to off-site locations, all as directed by Infineum. During the course of managing their relationship under the FSO and performing its duties as Operator of the Facilities, Kraton has, in conjunction with entering into third party arrangements in connection with Shell Product, historically arranged for all of the foregoing on Infineum’s behalf, as well as off-site storage of Infineum Product, and other tolling, grinding and repackaging of Infineum Product. Infineum and Kraton desire to enter into this Amendment No. 1 to clarify the terms and conditions pursuant to which Kraton shall perform the foregoing duties on behalf of Infineum with respect to Infineum Product.

In consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Kraton and Infineum hereby agree that the FSO shall be amended as follows:

1.	Anything in the FSO to the contrary notwithstanding, Infineum hereby authorizes Kraton to enter into contractual arrangements (“Third Party Contracts”) with third party service providers (“Third Parties”), on Infineum’s behalf, with respect to the following handling functions incidental to the Infineum Product: on-site or off-site warehouse storage, transportation, packaging, repackaging and grinding (collectively, the “Third Party Services”). Infineum further ratifies all actions taken by Kraton prior to the date hereof under the FSO in connection with entering into Third Party Contracts for the Third Party Services. Subject to Section 2 hereof, Kraton shall be solely

Kraton Polymers US LLC

15710 John F Kennedy Blvd, Suite 300 Houston, Texas 77032

phone: 281.504.4700    fax: 281.504.4953    www.kraton.com

Infineum USA L.P.

January 23, 2007

responsible for negotiating any amendments and/or terminations of Third Party Contracts, in Kraton’s discretion.

2.	Kraton shall use a reasonable and prudent degree of care, and exercise reasonable and prudent judgment, in negotiating, entering into, amending and/or terminating the Third Party Contracts, but not less than the degree of care and judgment exercised by Kraton in handling similar agreements for its own products. Kraton will provide Infineum with copies of all Third Party Contracts entered into by Kraton for Third Party Services affecting Infineum Product promptly (including any amendments thereto), and will provide Infineum with notice of termination of any Third Party Contract. In addition, prior to execution of each Third Party Contract, Kraton will provide Infineum with a reasonable opportunity to review a pre-execution finalized version of the Third Party Contract in order that Infineum may ensure that the terms and conditions thereof, including the obligations Infineum will be required to undertake thereunder, are acceptable to Infineum. If any such terms and conditions are not acceptable to Infineum, Infineum will so notify Kraton. In Kraton’s discretion, Kraton will cooperate with Infineum and the Third Party to attempt to address Infineum’s concerns in a manner reasonably acceptable to Infineum, Kraton and the Third Party. If Kraton elects not to negotiate with Infineum and the Third Party regarding such concerns, or the results of such negotiation are unacceptable to Infineum, Infineum shall have the right not to participate in such Third Party Contract. Infineum acknowledges that such Third Party Contracts will normally also provide for the handling of Kraton products, including product falling within the definition of Shell Product in the FSO. Accordingly, Infineum agrees to treat as confidential all information contained in the Third Party Contracts in accordance with Section 4.3 of the FSO.

3.	As between Kraton and Infineum, on the one hand, and the Third Party, on the other, Kraton will ensure that the Third Party Contract treats Infineum Product no less favorably than Kraton product. If Infineum has any questions, concerns or claims regarding the methods or manner pursuant to which Infineum Product is handled under any Third Party Contract, Infineum will communicate such questions, concerns or claims by and through Kraton, in Kraton’s role as Operator. As between Kraton and Infineum, Infineum will be solely responsible for insuring Infineum Product at all times while Infineum Product is subject to handling or performance of Third Party Services by a Third Party pursuant to a Third Party Contract, such that any losses of Infineum Product while under the care, custody or control of a Third Party will be for Infineum’s account, rather than Kraton’s account.

4.

Infineum shall indemnify, defend and hold Kraton and its affiliates, and each of their officers, directors, shareholders and employees, harmless from and against any and all claims, liability, damages, suits, expenses (including, without limitation, reasonable attorneys’ fees and expenses and claims of third parties), judgments, or other losses (collectively, “Losses”) incurred by any of the foregoing parties, arising out of or related to: (i) Infineum Product placed with a Third Party on Infineum’s behalf pursuant to a Third Party Contract; (ii) instructions provided by Infineum (either directly or through Kraton) to a Third Party with respect to: (A) the handling of Infineum Product, (B) the performance by a Third Party of the Third Party Services, and (C) shipment of Infineum Product to a third party; and (iii) as long as the Infineum Product was manufactured by

Kraton Polymers US LLC

15710 John F Kennedy Blvd, Suite 300 Houston, Texas 77032

phone: 281.504.4700    fax: 281.504.4953    www.kraton.com

Infineum USA L.P.

January 23, 2007

Kraton within the agreed process and product definitions, damages to a Third Party’s facility based on the nature and characteristics of the Infineum Product.

5.	In order to obtain the Third Party Services, Kraton may need to make certain minimum commitments relative to the amount of products (including Infineum Product and Kraton products) subject to handling under the Third Party Contract, and Kraton may also have to issue certain indemnification protection on behalf of both Kraton and Infineum in favor of a Third Party. Kraton will make volume commitments based on Kraton’s reasonable expectations of the amount of Infineum Product and Kraton product Kraton expects to be available for handling during the term of the Third Party Contract. The amount of Infineum product expected to be available for handling will be based on information provided by Infineum with respect to such amounts. Kraton will not provide to Third Parties indemnification protection on behalf of Infineum or Infineum Product, which indemnification protection is more stringent than the indemnification protection provided on behalf of Kraton or Kraton product. Infineum shall indemnify, defend and hold Kraton and its affiliates, and each of their officers, directors, shareholders and employees, harmless from and against any and all Losses incurred by any of the foregoing parties, arising out of or related to any failure to meet any minimum quantity commitments made to a Third Party pursuant to a Third Party Contract or any indemnity protection provided by Kraton to Third Parties on behalf of Infineum or Infineum Product; provided, that in order to determine Infineum’s share of liability associated with failure to meet minimum quantity commitments, if such Third Party Contract also provides for the handling of Kraton product, Infineum will only be required to meet its pro rata share of such volume commitment, based on the proportion that Infineum Product bears to all products handled under such Third Party Contract.

6.	Section 4.17 of the FSO is amended to provide the following address for notices to be sent to Kraton pursuant to the FSO: Kraton Polymers U.S. LLC, 15710 John F. Kennedy Blvd, Suite 300, Houston, TX 77032, Attn: General Counsel, facsimile number, 281/504-4741, with a copy to Kraton Polymers U.S. LLC, Belpre Plant, 2982 Washington Blvd.,
PO Box 235, Belpre, OH 45714, Attn: Plant Manager, facsimile number: (740) 423-2614.

7.	Except as otherwise set forth herein, the FSO remains unmodified and in full force and effect.

Kraton Polymers US LLC

15710 John F Kennedy Blvd, Suite 300 Houston, Texas 77032

phone: 281.504.4700    fax: 281.504.4953    www.kraton.com

Infineum USA L.P.

January 23, 2007

If you are in agreement with the foregoing, please sign where indicated below and return a copy of this letter to the undersigned.

Kraton Polymers US LLC

15710 John F Kennedy Blvd, Suite 300 Houston, Texas 77032

phone: 281.504.4700    fax: 281.504.4953    www.kraton.com